Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-255187) on Form S-3 and (Nos. 333-256459, 333-115825, 333-127474, 333-168961, 333-181607 and 333-231538) on Form S-8 of our reports dated February 29, 2024, with respect to the consolidated financial statements of Genworth Financial, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Richmond, Virginia

February 29, 2024